Exhibit 99.1

Knoll, Inc. First Quarter 2014 Investor Presentation Andrew Cogan, CEO Craig Spray, SVP & CFO March 4, 2014

Forward-Looking Statements 2 The following information includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on our current beliefs as well as assumptions made by us and information currently available to us. Forward-looking statements generally will be accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. This includes, without limitation, our statements and expectations regarding any current or future recovery in our industry and publicly announced plans for increased capital and investment spending to achieve our long-term revenue and profitability growth goals, and our expectations with respect to leverage. Although we believe these forward-looking statements are reasonable, they are based upon a number of assumptions concerning future conditions, any or all of which may ultimately prove to be inaccurate. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation: the risks identified in Knoll’s annual report on Form 10-K, and other filings with the Securities and Exchange Commission; changes in the financial stability of our clients or the overall economic environment, resulting in decreased corporate spending and service sector employment; changes in relationships with clients; the mix of products sold and of clients purchasing our products; the success of new technology initiatives; changes in business strategies and decisions; competition from our competitors; our ability to recruit and retain an experienced management team; changes in raw material prices and availability; restrictions on government spending resulting in fewer sales to the U.S. government, one of our largest customers; our debt restrictions on spending; our ability to protect our patents, copyrights and trademarks; our reliance on furniture dealers to produce sales; lawsuits arising from patents, copyrights and trademark infringements; violations of environmental laws and regulations; potential labor disruptions; adequacy of our insurance policies; the availability of future capital and the cost of borrowing; the overall strength and stability of our dealers, suppliers, and customers; access to necessary capital; our ability to successfully integrate acquired businesses; the success of our design and implementation of a new enterprise resource planning system; and currency rate fluctuations. The factors identified above are believed to be important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement. Unpredictable or unknown factors could also have material adverse effects on us.

For 75 Years Clients Have Come to Knoll for the Help, Knowledge, and Products to Create Inspired Interiors 3 “If you are not going to do it the best, why do it?” — Holly Hunt “No compromise. I wanted simply the best.” — Florence Knoll 3

60s 60s 90s 90s 00s 00s 10s 10s 10s History and Reputation for Design Leadership, Quality and Innovation in Both the Contract and Residential Markets 60s 4

1955 2014 Knoll has Always Focused on Both Commercial and Residential Interiors as the Boundaries between Work and Home Continue to Blur Proforma estimate * * 5

2013 Contract Magazine Brand Report Across 18 Categories, Knoll Outpaced Competitors* ...... and Knoll Scored in the Top 3 in 11 Categories •Furniture Systems •Casegoods •Desk & Credenzas •Ergonomic Seating •Fabrics & Textiles •Filing & Storage 15 14 13 *Number of Top 4 Mentions 6

-1000 -800 -600 -400 -200 0 200 400 600 CHANGE IN PRIVATE-SECTOR PAYROLLS JANUARY 2005 - JANUARY 2014 BLS Monthly Employment Change 30 40 50 60 Index American Institute of Architects Billings Index 7.5% 10.0% 12.5% 15.0% 17.5% 20.0% (50) - 50 % Vacancy Net Absorption (millions sq. ft.) Absorption and Vacancy Rates (2000-Q4 2013) Net Absorption Vacancy % For 2013 BIFMA reported modest industry growth in sales of 0.9% and is projecting sales growth of 4.1% in 2014. 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 Shipments - millions of US$ x $8.90 $10.98 $8.51 $3.33 $3.75 $4.15 $4.56 $5.74 $6.41 $6.68 $7.33 $7.45 $7.83 $7.86 $7.71 $8.16 $8.85 $9.44 $10.0 $11.46 $12.35 8.5% 12.6% 1 0.7% 9.8% 25.9% 11.8% 4.1% 9.8% 1.7% 13.0% 0.4% -8.1% 6.7% 5.8% 8.5% 6.6% 6.4% 14.1% 7.8% -0.9% 8.5% -17.4% -19.0% -4.3% $7.23 $12.24 $13.28 $8.94 5.1% 12.7% $10.07 7.4% $10.82 5.5% $11.42 -2.3% $11.16 -29.7% $7.84 $9.37 $8.30 5.1% 5.8% CAGR 1980-1990 9.0% CAGR 2004-2007 8.5% CAGR 1992-2000 7.0% $9.27 -1.1% 4.1% $9.43 $9.74 0.9% The Contract Industry Looks Better Poised for Growth than Any Time in the Past Few Years Billings Index = The nine to twelve months lag between architecture billings and construction spending Source: American institute of Architects Billings index Source: Reis Inc. Source: U.S. Bureau of Labor Statistics Source: BIFMA 7

Financial Performance 2010 – 2013 In the near term, the combination of reduced government purchases and increased investment spending is depressing our operating margins. Note: Adjusted Operating Profit and Adjusted Earnings per Share are non-GAAP financial measures and exclude certain non-recurring charges. For a reconciliation of Adjusted Operating Profit and Adjusted Earnings per Share to GAAP Operating Profit and GAAP Earnings per Share, see page 21. 8 $(000) 2010 2011 2012 2013 % Change 2013 vs. 2012 Sales 809,467 $ 922,200 $ 887,499 $ 862,668 $ (2.8)% Gross Margin % 32.7% 31.9% 33.2% 32.5% Operating Expenses 192,122 $ 202,075 $ 206,449 $ 224,619 $ (8.8)% Adjusted Operating Profit 72,227 $ 92,322 $ 87,901 $ 55,657 $ (36.7)% Adjusted Operating Margin % 8.9% 10.0% 9.9% 6.5% Adjusted Earnings Per Share 0.71 $ 1.18 $ 1.06 $ 0.68 $ (35.8)%

29% 33% 38% $16.1 $18.6 $21.0 $48.6 $21.8 $17.5 OFFICE 2013 2012 STUDIO 2013 2012 COVERINGS 2013 2012 $599.1 $154.4 $109.0 $633.3 $147.6 $106.6 OFFICE 2013 2012 STUDIO 2013 2012 COVERINGS 2013 2012 Sales and Operating Profit Although the decline in federal government business continues to depress the Office segment, we grew both our Studio and Coverings segments in 2013. Sales Adjusted Operating Profit(1) 2001 2013 17% 16% Office Studio Coverings 31% 71% 69% 18% 13% 11% 6% 83% 8% 8% 84% 2001 2013 (5.4)% + 4.7% +2.3% (66.9)% (14.7)% + 20.0% (1) Adjusted Operating Profit is a non-GAAP financial measure and excludes certain non-recurring charges. The 2013 amounts exclude $2.7 million of restructuring charges in the Office Segment, $3.0 million of restructuring charges in the Studio Segment, and an intangible asset impairment charge of $8.9 million in the Coverings Segment. For a reconciliation of Adjusted Operating Profit to GAAP Operating Profit see reconciliation on page 21. 9

We Are Designing Knoll to Solve for Two Distinct Client Segments with Global Potential North American Workplace BIFMA 2013 $9.4bn US Production, most recent full year (source: BIFMA) Global Luxury Furnishings and Coverings High End $3.7bn Relevant Market $37.6bn 2013 Knoll Estimate 10

Workplace Solutions Product Development Digital Outreach Technology Partnerships Strategic Sales Efforts 11

Furnishings For Activity + High Design Residential Spaces New Distribution Channels Product Development Mergers + Acquisitions E-Commerce 12

Materials that Complete and Enrich Commercial and Domestic Interiors Decorator+ Residential Distribution Product Development Architectural products Transportation + Hospitality Architectural Products 13

always pioneering and Now Adding a Luxury Residential Platform 14

Headline Attributes of the Holly Hunt Acquisition Strategic Alignment + Scale + A major platform for the residential “to-the-trade” market + Significant size + Margin enhancing Culturally Parallel, with Minimal Risk + A close fit with Knoll + Diversified sales base + Knoll specialty expertise Potential for Growth + Scalable distribution model + Potential for industry consolidation + Significant market penetration opportunities The Acquisition of Holly Hunt Enterprises Accelerates Knoll’s Multi-Channel Residential Strategy 15

The Most Powerful Collection of Design Brands, Products and Sales Capabilities in the Interior Space 16

+ Maximize office segment profitability + Target underpenetrated and emerging categories and markets for growth + Expand reach into consumer and decorator channels around the world + Invest in the Knoll brand Four Strategic Imperatives 17

Translating Strategy into Action: Maximize Knoll Office Segment Profitability 18

We Have the Financial Wherewithal to Embark on These Strategic Imperatives + Credit facility runs into February 2017 + Bank Net Leverage Ratio for Q4 2013 at 2.22:1 $369 $337 $295 $245 $212 $193 $173 $268 50.0 100.0 150.0 200.0 250.0 300.0 350.0 400.0 450.0 500.0 Debt (millions) (1) $82.3 $94.6 $41.8 $48.3 $70.0 $59.7 $20.9 0 10 20 30 40 50 60 70 80 90 100 Free Cash Flow (millions)(5) Capital Expenditures will remain high for 2014 as we continue to incur costs associated with our previously announced strategic initiative programs and technology infrastructure upgrades. We estimate 2014 capital expenditures will be in the $41.4 million dollar range. 2.09 2.00 2.89 2.51 1.82 1.63 2.22 3.19 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 Bank Net Leverage Ratio (3) + Strong free cash flow (1) Excludes outstanding letters of credit. (2) Shows proforma indebtedness assuming the acquisition of Holly Hunt Enterprises, Inc. (and the associated incurred debt of approximately $95.0 million) as of 12/31/13. (3) Bank Net Leverage Ratio is calculated by dividing (i) outstanding debt minus excess cash over $15.0 million by (ii) EBITDA (as defined in our revolving credit facility) for the LTM. For details of the bank leverage ratio calculation, see page 22. (4) Estimated Bank Leverage Ratio assuming the acquisition of Holly Hunt Enterprises, Inc. (and the associated incurred debt of approximately $95.0 million) as of 12/31/14. (5) Free Cash Flow is defined as net income, plus depreciation and amortization and non-cash stock compensation, less capital expenditures. For details of free cash flow calculation, see page 23. 2014 Capital Expenditures 19

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Reconciliation of Non-GAAP Results 2010 2011 2012 2013 Operating Profit ($mm) 64.7 $ 97.1 $ 87.9 $ 41.1 $ Add back (Deduct): Curtailment Benefit - (5.4) - - Restructuring charges - Office 7.6 0.7 - 2.7 Restructuring charges - Studio - - - 3.0 Intangible asset impairment charge - - - 8.9 Adjusted Operating Profit 72.2 $ 92.3 $ 87.9 $ 55.7 $ Net Sales ($mm) 809.5 922.2 887.5 862.7 Adjusted Operating Profit % 8.9% 10.0% 9.9% 6.5% Operating Profit % 8.0% 10.5% 9.9% 4.8% Earnings per Share - Diluted 0.61 $ 1.24 $ 1.06 $ 0.48 $ Add back (Deduct): Curtailment Benefit - (0.07) - - Restructuring and other charges - Office and Studio 0.10 0.01 - 0.08 Intangible asset impairment charge - - - 0.12 Adjusted Earnings per Share - Diluted 0.71 $ 1.18 $ 1.06 $ 0.68 $ Operating Profit Restructuring Charges Intangible Asset Impairment Adjusted Operating Profit 2012 Operating Profit Office 13.4 $ 2.7 $ - $ 16.1 $ 48.6 $ Studio 15.6 3.0 - 18.6 21.8 Coverings 12.1 - 8.9 21.0 17.5 Total 41.1 $ 5.7 $ 8.9 $ 55.7 $ 87.9 $ Twelve Months Ended December 31, 2013 Operating Segments (1) (1) (1) Results do not add due to rounding 21

Bank Net Leverage Ratio

	2007	2008	2009	2010	2011	2012	2013	2013 [4]
Debt Levels [1]	$ 372.1	$ 341.0	$ 299.0	$ 248.1	$ 215.0	$ 184.3	$ 178.8	$ 289.8
LTM Net Income ($mm)	$ 71.4	$ 84.9	$ 27.4	$ 28.0	$ 58.0	$ 50.0	$ 23.1	$ 23.1
LTM Adjustments								
Interest	24.6	16.3	13.9	16.8	9.8	6.4	5.3	5.3
Taxes	41.4	47.9	16.4	12.8	30.8	28.3	15.4	15.4
Dep. and Amt.	21.3	21.0	19.9	19.3	17.1	16.5	15.7	15.7
Non-cash items [2]	19.5 [3]	0.3	25.8	22.0	2.7	12.2	20.9	31.5 [5]
LTM EBITDA	$ 178.2	$ 170.3	$ 103.5	$ 98.9	$ 118.4	$ 113.4	$ 80.4	$ 91.0
Bank Leverage Ratio	2.09	2.00	2.89	2.51	1.82	1.63	2.22	3.19

(1) Outstanding debt levels include outstanding letters of credit. Excess cash over $15.0 million reduces outstanding debt per our revolving credit facility, a copy of which was filed with the Securities and Exchange Commission on February 7, 2012.
(2) Non-cash items include stock compensation expense, unrealized gains/losses on derivatives, foreign exchange, the write-off of deferred financing fees, restructuring charges, a curtailment benefit related to the modification of the Company's post retirement medical benefits, and an intangible asset impairment charge.
(3) Includes an annualized proforma EBITDA for Edelman Leather, which was acquired on October 1, 2007.
(4) Estimated Debt and Bank Leverage Ratio assume the acquisition of Holly Hunt Enterprises, Inc. (and the associated incurred debt of approximately $95.0 million) as of 12/31/13.
(5) Includes proforma EBITDA for Holly Hunt Enterprises, Inc.

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Free Cash Flow in Thousands 2007 2008 2009 2010 2011 2012 2013 Net Income 71,443 $ 84,913 $ 27,353 $ 28,024 $ 58,010 $ 50,001 $ 23,146 $ Add: Depreciation 19,655 18,679 17,997 17,434 15,373 14,632 14,727 Amortization 1,604 2,282 1,924 1,898 1,751 1,260 1,634 Stock compensation 5,902 7,208 8,208 9,208 9,695 10,355 10,473 Less: Capital expenditures (16,292) (18,530) (13,706) (8,312) (15,276) (16,545) (29,064) Free Cash Flow 82,312 $ 94,552 $ 41,776 $ 48,252 $ 69,553 $ 59,703 $ 20,916 $ (in thousands) 23